UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2018

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.    Other Events
IPO Share Redemption Program
On March 30, 2018, the board of directors of Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") amended the share redemption program for the Registrant's Class A, Class AA, and Class AAA shares (the "IPO Share Redemption Program"). The key change to the IPO Share Redemption Program is that after one year from the purchase date, a stockholder will be able to redeem at 100% of the net asset value of the applicable share class. This Current Report on Form 8-K serves as the 30 days' notice of an amendment per the terms of the IPO Share Redemption Program, which amendment will take effect on May 2, 2018. The foregoing description of the IPO Share Redemption Program is qualified in its entirety by reference to the terms of the IPO Share Redemption Program, which is filed as Exhibit 4.1 hereto.
Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.
4.1    IPO Share Redemption Program

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: April 2, 2018	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer